Form 1-A Regulation A Tier 1 Offering Statement Edgar file No. 024-10517

360 Sports, Inc. Form 1A Registration Statement

An offering statement pursuant to Regulation A relating to these securities has been filed with the Securities and Exchange Commission. Information contained in this Offering Circular is subject to completion or amendment. These securities may not be sold nor may offers to buy be accepted before the offering statement filed with the Commission is qualified. This Offering Circular shall not constitute an offer to sell or the solicitation of an offer to buy nor there would any sales of these securities in any state in which such offer, solicitation or sale be unlawful before registration or qualification under the laws of any such state. We may elect to satisfy our obligation to deliver a Final Offering Circular by sending you a notice within two business days after the completion of our sale to you that contains the URL where the Final Offering Circular or the offering statement in which such Final Offering Circular was filed may be obtained.

PART II - OFFERING CIRCULAR

Form 1-A Regulation A Tier 1 Offering Statement Edgar file No. 024-10517

Item 1. Cover Page of Offering Circular

360 Sports, Inc.

Principle Executive Office Address:

244 5th Avenue, Suite R260, New York, NY 10001

Phone: 917-719-1360

https://www.360sportsinc.com

December 10, 2019

We are offering a maximum of 1,000,000 of Class A Common Shares at a fixed price of $20 per share (twenty dollars) in a "Tier 1 Offering" under Regulation A (the "Offering"). This Offering is being conducted on a "Best Efforts" minimum/maximum. Our Class A Common Shares are not listed on any national securities exchange or in the over-the-counter inter-dealer quotation system and there is no market for our Class A Common Shares. Please see Part II Item 14 for the disclosure of the Securities Being December 10, 2020; or when the Board of Directors decides that it is in our best interest to terminate the Offering. There is not a minimum required sale in order to effectively operate the company. Every dollar shall proportionately be applied to The Company's use of proceeds starting with management, technology, legal and accounting expenses. In the event we do not sell any Class A Common Shares by December 10, 2020, we will adjust our use of proceeds to prioritize the capital investment received to be used on building out our technology and marketing efforts. The offering will commence within two calendar days after the qualification date and maintained in line with the Securities Act Rule 251(d)(3)(i)(F).

This Form 1-A is following the Offering Circular format rather than Part I of Form S-1. The purchase of the securities offered through this Offering Circular involves a high degree of risk. You should carefully read the entire Offering Circular, including the section entitled "Risk Factors" before buying any Class A Common Shares. Risk Factors section can be found by referencing Part II Item 3.

The United States Securities and Exchange Commission does not pass upon the merits of or give its approval to any securities offered or the terms of the offering, nor does it pass upon the accuracy or completeness of any offering circular or other solicitation materials. These securities are offered pursuant to an exemption from registration with the Commission; however, the Commission has not made an independent determination that the securities offered are exempt from registration.

Item 2. Table of Contents

PART II - OFFERING CIRCULAR.. 1

Item 1. Cover Page of Offering Circular 1

Item 2. Table of Contents. 2

Item 3. Summary and Risk Factors. 3

Item 4. Dilution. 15

Item 5. Plan of Distribution and Selling Security holders. 16

Item 6. Use of proceeds to issuer 17

Item 7. Description of Business. 18

Item 8. Description of Property. 21

Item 9. Management's Discussion and Analysis of Financial Condition. 22

Item 10. Directors, Executive Officers and Significant Employees. 24

Item 11. Compensation of Directors and Executive Officers. 28

Item 12. Security Ownership of Management and Certain Security holders. 28

Item 13. Interest of Management and Others in Certain Transactions. 28

Item 14. Securities Being Offered. 29

PART F/S. 30

Financial Statements. 30

PART III-EXHIBITS. 35

Item 16. Index of Exhibits. 35

SIGNATURES. 37

Item 3. Summary and Risk Factors

Summary

Use of Certain Defined Terms

Unless the context requires otherwise, references to "the Company," "we," "us," "our," "360 Sports" refer specifically to 360 Sports, Inc.

In addition, unless the context otherwise requires and for the purposes of this report only:

- "Exchange Act" refers to the Securities Exchange Act of 1934, as amended;

- "SEC" refers to the United States Securities and Exchange Commission; and

- "Securities Act" refers to the Securities Act of 1933, as amended.

Special Note Regarding Forward-Looking Statements

This Offering Circular contains forward-looking statements that involve risks and uncertainties. Such forward-looking statements may be identified by the use of words such as "will," "believes," "plans," "estimates," "anticipates," "expects," "intends," "hope," "aim," "aspire," or words of similar import. Forward-looking statements are not guarantees of performance. They involve risks, uncertainties and assumptions. Our actual results could differ materially from those anticipated in these forward-looking statements as a result of certain factors, including those set forth under "Risk Factors" in this Offering Circular. Additional risks and uncertainties not currently known to us or that we currently deem to be immaterial also may materially adversely affect our business, financial condition or results of operations.

The forward-looking statements speak only as of the date on which they are made, and, except as required by law, we undertake no obligation to update any forward-looking statement to reflect events or circumstances after the date on which the statement is made or to reflect the occurrence of unanticipated events. In addition, we cannot assess the impact of each factor on our business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements. Consequently, you should not place undue reliance on forward-looking statements.

Special Note Regarding Risk Factors

Although some of the risk factors summarized below may apply to many start-up companies, we have included them because an emerging growth company such as 360 Sports is inherently subject to these risks, and others, which could cause actual results to differ materially from those projected in this Offering. Investors should carefully consider the risks and uncertainties described below, together with all the other information in this Offering, before deciding whether to invest in shares of our Company.

Additionally, the risk factors described below are those which we believe are currently material to the business, prospects, operating results, and/or financial condition of 360 Sports. Investors need to be aware there may be other risk factors that may become material in the future, or there may be risks that we have not yet identified that could adversely affect the condition of our business and cause the market price of our stock to decline resulting. For these reasons, and the risks described below, investors should be prepared to withstand a complete, or significant, loss of their investment in 360 Sports.

Risk Relating to our Business and Industry

1. Limited Operating History and Capital

360 Sports only has a limited operating history upon which investors may base an evaluation of its performance; therefore, it is still subject to all the risks incident to the creation and development of a new business. We plan to conduct closings of sales of Shares as subscriptions are received. If less than $5,000,000 is received from the sale of Stock, the Company may have insufficient cash to implement its plans and investors who purchase Stock shall be at heightened risk of loss from their investments.

360 Sports has not established significant revenues or operations that shall provide financial stability in the long term. And, there can be no assurance that the Company can realize its plans on the projected timetable in order to reach sustainable or profitable operations. Any material deviation from the Company's timetable could require that the Company seek additional capital. There can be no assurance that such capital shall be available at reasonable cost, or that it would not materially dilute the investment of investors in this Offering if it is obtained.

2. Need for Additional Financing

Assuming all Shares are sold in this Offering Subscription, we believe that the net proceeds from this agreement, together with its projected cash flow from operations, shall be sufficient to fund the operations of 360 Sports as currently conducted for up to 24 months. Such belief, however, cannot give rise to an assumption that the Company's cost estimates are accurate or that unforeseen events would not occur that would require the Company to seek additional funding to meet its operational needs. In addition, there can be no assurance that the Company's cash flow generated from operations shall be sufficient to implement the 360 Sports' business objectives. As a result, the Company may require substantial additional financing in order to implement its business objectives.

There can be no assurances that 360 Sports shall be able to obtain additional funding when needed, or that such funding, if available, shall be available on terms acceptable to the Company. In the event that the Company's operations do not generate sufficient cash flow, or the Company cannot acquire additional funds if and when needed, the Company may be forced to curtail or cease its activities which would likely result in the loss to investors of all or a substantial portion of their investments.

3. Liability Associated with Managing Sports Teams and Leagues

The management of sports teams and leagues creates a risk of liability for 360 Sports, as well as for the owners of agencies, clubs and leagues involving, but not limited to, claims of bodily injury, property damage, or breach of contract arising from league and team operations, venue premises, products and services, completed operations, advertising, or participant injuries.

Currently, 360 Sports Events, one of the 360 Sports' subsidiaries, has stadium insurance for general liability coverage. We intend to require all club, league and agency owners to purchase general liability insurance and include 360 Sports as an additional insured, as well contractually agree to indemnify 360 Sports, as a condition for team ownership.

Additionally, 360 Sports plans to develop practices and strategies to minimize harm and promote safety, as well as require team managers, and owners of clubs, leagues and agencies to attend proprietary training, and agree to terms of practice and conduct developed to minimize the causes and/or contributing factors which often form the basis of lawsuits associated with owning a sports team, as well as the leagues the teams participate in.

However, 360 Sports cannot guarantee that these or any other strategies will successfully prevent liability. The defense and prosecution of these claims may be costly, time consuming and adversely impact the Company's brand even if the outcome is favorable to 360 Sports, an adverse outcome could subject 360 Sports to significant financial liabilities. This could result in decreased profitability for the Company and loss of your investment.

4. Risks Associated with Athletics

All forms of sports and athletics are inherently dangerous to athletes. As a result, the Company, as well as the owners of sports clubs, leagues, and agencies are at a unique risk for liability regarding sports related injuries. As previously stated, 360 Sports plans to develop practices and strategies to minimize harm and promote safety, ensure compliance with state and federal sports safety regulations, as well as require team managers and club owners to attend proprietary training, and agree to terms of practice and conduct developed to minimize the causes and/or contributing factors the can lead to athletic injuries.

However, as previously stated, 360 Sports cannot guarantee that these or any other strategies will successfully prevent liability. The defense and prosecution of these claims may be costly, time consuming and the publicity may adversely impact the Company's brand even if the outcome is favorable to 360 Sports, and an adverse outcome could subject 360 Sports to significant financial liabilities. This could result in decreased profitability for the Company and loss of your investment.

We may form strategic partnerships with professional athletes. We do not ask athletes to endorse our brand. We do not pay athletes directly or indirectly in cash or equity to promote our brand. However, an athlete partner who may encounter negative press in social and main stream media may be perceived to be an endorser of our brand, therefore, potentially having a negative impact on our brand which could in turn, cause a decrease in sales of products, services as well as participation in events.

5. Risks Associated with Affiliate Agreements

A significant revenue source for 360 Sports is, and will continue to be, from the affiliate agreements 360 Sports has with third party vendors and the sales 360 Sports achieves of their products and services. Although we intend to require consumers to agree to disclaimers such as disclaimers of warranty prior to purchasing products or services from these third party vendors, as well as obtain general liability coverage, we cannot guarantee that these or any other strategies will successfully prevent our liability. The defense and prosecution of these claims may be costly, time consuming and adversely impact the Company's brand even if the outcome is favorable to 360 Sports, and adverse outcome could subject 360 Sports to significant financial liabilities. This could result in decreased profitability for the Company and loss of your investment.

6. Changes in Consumer Behavior Could Reduce Profitability

The business of 360 Sports could change in unpredictable ways. The Company's success therefore depends on its ability to successfully predict and adapt to changing consumer behavior outside, as well as inside the United States. Moreover, 360 Sports must often invest substantial amounts in development before the Company learns the extent to which products will earn consumer acceptance. If 360 Sports' products and services do not achieve sufficient consumer acceptance, the Company's revenue may decline and adversely affect the profitability of the business.

7. Adverse Changes in Global and Domestic Economic Conditions

Adverse changes in global and domestic economic conditions or a worsening of the United States economy could materially Adversely Affect Us. Our sales and performance depend significantly on consumer confidence and discretionary spending, which are still under pressure from United States and global economic conditions. A worsening of the economic downturn and decrease in consumer spending, especially discretionary spending for nonessential products and services, may adversely impact our sales, ability to market our services and products, build customer loyalty, or otherwise implement our business strategy and further diversify the geographical concentration of our operations.

8. Rapid Technological Change May Adversely Affect 360 Sports' Business

The ability of 360 Sports to remain competitive may depend in part upon its ability to develop new and enhanced sports-related products or services and to introduce these products or services in a timely and cost-effective manner. In addition, product and service introductions or enhancements by the Company's competitors, or the use of other technologies could cause a decline in sales or loss of market acceptance of the Company's existing products and services.

The success of the Company in developing, introducing, selling and supporting new and enhanced sports-related products or services depends upon a variety of factors, including timely and efficient completion of service and product design and development, as well as timely and efficient implementation of product and service offerings. Because new product and service commitments may be made well in advance of sales, new product or service decisions must anticipate changes in the industries served.

There can be no assurances that 360 Sports shall be successful in selecting, developing, and marketing new sports products and services or in enhancing its existing products or services. Failure to do so successfully may adversely affect the Company's business, financial condition and results of operations.

9. Dependence on Computer Infrastructure

360 Sports relies on internet and computer technology to market and sell its products and services. The Company's reliance on internet and computer technology implies that there can be no assurances that a system failure would not adversely affect the performance of the Company; 360 Sports presently has limited redundancy systems, relies on third party back up facilities and only a limited disaster recovery plan. Despite the implementation of network security measures by 360 Sports, its servers may be vulnerable to computer viruses, physical or electronic break-ins and similar disruptive problems which could lead to interruptions, delays or stoppages in service to users of the Company's services and products which could cause a material adverse effect on the Company's business, operations and financial condition.

10. Website Security Risks

If the security measures 360 Sports plans to use to protect the personal information of its website users, such as credit card numbers, are ineffective it could result in a reduction in revenues from decrease customer confidence, an increase in operating expenses, as well as possible liability and compliance costs.

Any breach in the 360 Sports website security, whether intentional or unintentional, could cause our users to lose their confidence in our website and as a result stop using the website. This would result in reduced revenues and increased operating expenses, which would impair the Company from achieving profitability. Additionally, breaches of our users' personal information could expose the Company to possible liability as any involved user, or users may choose to sue the Company. Breaches resulting in disclosure of users' personal information may also result in regulatory fines for noncompliance with Online privacy rules and regulations.

The Company plans to rely on encryption and authentication technology licensed from third parties whose area of expertise is to provide secure transmission of confidential information.

We believe that as a result of advances in computer capabilities, new discoveries in the field of cryptography and other developments, a compromise or breach of our security precautions may occur. A compromise in the Company's proposed security for its computer systems could severely harm our business because a party who is able to circumvent our proposed security measures could misappropriate proprietary information, including customer credit card information, or cause interruptions in the operation of our website. The Company may be required to spend significant funds and other resources to protect against the threat of security breaches or to alleviate problems caused by these breaches. However, protection may not be available at a reasonable price, or at all. Concerns regarding the security of e-commerce and the privacy of users may also inhibit the growth of the Internet as a means of conducting commercial transactions in general. The Company's users may have these concerns as well and this may result in a reduction in revenues and increase in our operating expenses, which would prevent us from achieving profitability.

11. Website Functionality

If the software on the 360 Sports website contains undetected errors, the Company could lose the confidence of users, resulting in loss of customers and a reduction of revenue.

The Company's Online systems, including but not limited to its websites, software applications and Online sales for services and products, could contain undetected errors or "bugs" that could adversely affect their performance. The Company plans to regularly update and enhance all sales, websites and other Online systems, as well as introduce new versions of our software products and applications. The occurrence of errors in any of these may cause the Company to lose market share, damage our reputation and brand name, and reduce our revenues.

12. Legal and Regulatory Compliance

Failure to comply with applicable laws and regulations could harm our business and financial results. 360 Sports intends to develop and implement policies and procedures designed to comply with all applicable federal and state laws, accounting and reporting requirements, tax rules and other regulations and requirements, including but not limited to those imposed by the SEC, as well as the Children's Internet Protection Act implemented by the Federal Communications Commission.

In addition to potential damage to our reputation and brand, failure to comply with the various laws and regulations, as well as changes in laws and regulations or the manner in which they are interpreted or applied, may result in civil and criminal liability, damages, fines and penalties, increased cost of regulatory compliance and restatements of our financial statements.

Future laws or regulations (or the cost of complying with such laws, regulations or requirements) could also adversely affect our business and results of operations.

13. Competition

360 Sports' competitors may have greater financial resources and as a result be in a better position to attract athletes, initiate projects and effect broad market distribution of completed projects. There can be no assurances that the Company consistently shall be able to undertake projects that shall prove profitable to the Company in view of the intense competition to be encountered by the Company in all significant phases of its operations.

14. Potential Fluctuations in Quarterly Revenue

Significant annual and quarterly fluctuations in 360 Sports' revenue may be caused by, among other factors, the seasonality of the more-widely popular sports, the volume of revenues generated by the Company, the timing of new product or service announcements and releases by the Company and its competitors in the marketplace, and general economic conditions.

There can be no assurances that the level of revenues and profits, if any, achieved by the 360 Sports in any fiscal period shall not be significantly lower than in other, including comparable fiscal periods. The Company's expense levels are based, in part, on its expectations as to future revenues.

As a result, if future revenues are below expectations, net income or loss may be disproportionately affected by a reduction in revenues, as any corresponding reduction in expenses may not be proportionate to the reduction in revenues. As a result, the Company believes that period-to-period comparisons of its results of operations may not necessarily be meaningful and should not be relied upon as indications of future performance.

15. Risk of Managing Growth

360 Sports expects to expand its operations by selling multiple franchises throughout the United States. The anticipated growth could place a significant strain on the Company's management, and operational and financial resources. Effective management of the anticipated growth shall require expanding the Company's management and financial controls, hiring additional appropriate personnel as required, and developing additional expertise by existing management personnel. However, there can be no assurances that these or other measures implemented by 360 Sports shall effectively increase the Company's capabilities to manage such anticipated growth or to do so in a timely and cost-effective manner. Moreover, management of growth is especially challenging for a Company with a short operating history and limited financial resources, and the failure to effectively manage growth could have a material adverse effect on the Company's operations.

16. The Requirements of Being a Public Entity

The Requirements of Being a Public Entity and Sustaining Our Growth May Strain Our Resources. As a public entity, we will be subject to an ongoing reporting regime. These reporting requirements may place a strain on our systems and resources. We will be implementing additional procedures and processes for the purpose of addressing the standards and requirements applicable to public companies. In addition, sustaining our growth will also require us to commit additional management, operational and financial resources to identify new professionals to join our firm and to maintain appropriate operational and financial systems to adequately support expansion. These activities may divert management's attention from other business concerns, which could have a material adverse effect on our business, financial condition, results of operations and cash flows.

We expect to incur significant additional annual expenses related to these steps and, among other things, additional Directors' and Officers' liability insurance, director fees, reporting requirements of the SEC, transfer agent fees, hiring additional accounting, legal and administrative personnel, increased auditing and legal fees and similar expenses.

17. Our Franchisees May Take Actions That Could Harm Our Business

Franchisees are independent contractors and are not our employees. We will provide training and support to franchisees, but the quality of franchised agency operations may be diminished by any number of factors beyond our control. Consequently, franchisees may not operate agencies in a manner consistent with our standards and requirements. If franchisees do not adequately manage their agencies, the negative impact to our brand, image and reputation could cause a decline in sales for the Company and all its franchisees. In addition, we may also face potential claims and liabilities due to the acts of our franchisees based on agency or vicarious liability theories.

18. Limited Protection of Proprietary Rights; Potential Costs of Enforcement

The ability of 360 Sports to compete effectively with other companies could depend, in part, on its ability to create and/or maintain the proprietary nature of its business method. We intend to apply for all applicable forms of intellectual property protection immediately upon receipt of funding, and 360 Sports' success shall also depend, in part, on its ability to obtain this protection and then enforce the intellectual property protection for these assets in the United States and other countries. The Company, in such circumstances, may file applications for patents, copyrights and trademarks, as management deems appropriate. There can be no assurances as to the degree of protection offered by any intellectual property issued to or licensed by the Company.

There can be no assurances that competitors, many of whom have substantial resources and substantial investments in competing technologies, shall not seek to apply for and obtain patents that shall prevent, limit or interfere with 360 Sports' ability to make and sell its products and or services. In addition, the laws of certain countries would not protect 360 Sports' proprietary rights to the same extent as do the laws of the United States.

The defense and prosecution of patent suits may be both costly and time consuming even if the outcome is favorable to 360 Sports. An adverse outcome could subject the Company to significant liabilities to third parties, require disputed rights to be licensed from third parties, or require 360 Sports to cease from selling certain of its products.

360 Sports will also rely on proprietary technology such as athlete analytics, and business methods such as our sales process and league management systems. There can be no assurances that others may not independently develop the same or similar technology, or otherwise obtain access to the Company's proprietary technology. There can be no assurances that confidentiality agreements entered into by 360 Sports' employees, agents, advisors, consultants and associates as well, as other staff, shall provide meaningful protection for the Company's trade secrets, know-how or other proprietary information in the event of any unauthorized use or disclosure of such trade secrets, know-how or other proprietary information.

19. Dependence on Key Personnel

360 Sports is highly dependent on the services of Robert F. Licopoli, Chief Executive Officer, and the loss of his services could have an adverse effect on the future operations of the Company. Although the Company does not currently maintain a key-man life insurance policy insuring the life of Mr. Licopoli, the Company intends to apply for such a life insurance policy upon effectiveness of this Offering Statement.

20. Attraction and Retention of Qualified Personnel

The ability of 360 Sports to realize its objectives shall be dependent on its ability to attract and retain additional, qualified personnel. Competition for such personnel can be intense, and there can be no assurance that the Company's results shall not be adversely affected by difficulty in attracting and/or retaining qualified personnel. Furthermore, 360 Sports' plans on maintaining key-man life insurance on all senior management and to require all personnel to enter into confidentiality agreements as a condition of employment. 360 Sports' management team has entered into employment agreements that include non-compete and confidentiality requirements. However, there can be no assurance that such agreements shall fully protect the Company from competitive injury if any of these individuals leave the Company.

21. Legal Matters

360 Sports, Inc. is not a party to any pending legal actions or proceedings.

22. Indemnification of Officers and Directors

Our Certificate of Incorporation provides for indemnification of officers and directors at our expense and limits their liability, which may result in a major cost to us and hurt the interests of our stockholders because corporate resources may be expended for the benefit of officers and/or directors.

Our Certificate of Incorporation and applicable Delaware law provide for the indemnification of our directors and officers against attorney's fees and other expenses incurred by them in any action to which they become a party arising from their association with or activities on our behalf. This indemnification policy could result in substantial expenditures by us that we will be unable to recoup.

In the opinion of the SEC, indemnification for liabilities arising under federal securities laws is against public policy as expressed in the Securities Act of 1933, as amended (the "Securities Act"), and is, therefore, unenforceable. In the event that a claim for indemnification for liabilities arising under federal securities laws, other than the payment by us of expenses incurred or paid by a director, officer or controlling person in the successful defense of any action, suit or proceeding, is asserted by a director, officer or controlling person in connection with the securities being registered, we will (unless in the opinion of our counsel, the matter has been settled by controlling precedent) submit to a court of appropriate jurisdiction, the question whether indemnification by us is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue. The legal process relating to this matter, if it were to occur, is likely to be very costly and may result in us receiving negative publicity, either of which factors is likely to materially reduce the market and price for our shares if such a market ever develops.

23. Investors in this offering may not be entitled to a jury trial with respect to claims arising under the subscription agreement, which could result in less favorable outcomes to the plaintiff(s) in any action under these agreements.

Investors in this offering will be bound by the subscription agreement, which includes a provision under which investors waive the right to a jury trial of any claim they may have against the company arising out of or relating to the subscription agreement. By signing this agreement, the investor warrants that the investor has reviewed this waiver with his or her legal counsel, and knowingly and voluntarily waives the investor's jury trial rights following consultation with the investor's legal counsel.

If we opposed a jury trial demand based on the waiver, a court would determine whether the waiver was enforceable based on the facts and circumstances of that case in accordance with the applicable state and federal law. To our knowledge, the enforceability of a contractual pre-dispute jury trial waiver in connection with claims arising under the federal securities laws has not been finally adjudicated by a federal court. However, we believe that a contractual pre-dispute jury trial waiver provision is generally enforceable, including under the laws of the State of Delaware, which governs the subscription agreement. In determining whether to enforce a contractual pre-dispute jury trial waiver provision, courts will generally consider whether the visibility of the jury trial waiver provision within the agreement is sufficiently prominent such that a party knowingly, intelligently and voluntarily waived the right to a jury trial. We believe that this is the case with respect to the subscription agreement. You should consult legal counsel regarding the jury waiver provision before entering into the subscription agreement.

If you bring a claim against the company in connection with matters arising under the subscription agreement, you may not be entitled to a jury trial with respect to those claims, which may have the effect of limiting and discouraging lawsuits against the company. If a lawsuit is brought against the company under the subscription agreement, it may be heard only by a judge or justice of the applicable trial court, which would be conducted according to different civil procedures and may result in different outcomes than a trial by jury would have had, including results that could be less favorable to the plaintiff(s) in such an action.

Nevertheless, if this jury trial waiver provision is not permitted by applicable law, an action could proceed under the terms of the subscription agreement with a jury trial. No condition, stipulation or provision of the subscription agreement serves as a waiver by any holder of Common Stock or by the company of compliance with any substantive provision of the federal securities laws and the rules and regulations promulgated under those laws.

Risk related to ownership of our stock

24. We Are an Emerging Growth Company

The reduced disclosure requirements applicable to emerging growth companies may make our common stock less attractive to investors. We are an emerging growth company as defined in the JOBS Act. For as long as we continue to be an emerging growth company, we intend to take advantage of some of the exemptions from the reporting requirements applicable to other public companies. It is possible that investors will find our common stock less attractive as a result of our reliance on these exemptions. If so, there may be a less active trading market for our common stock and our stock price may be more volatile.

25. Risks Associated with Financial Projections

Our financial projections are based upon assumptions that 360 Sports believes to be reasonable. Such assumptions may, however, be incomplete or inaccurate, and unanticipated events and circumstances may occur. For these reasons, actual results achieved during the periods covered may be materially and adversely different.

Even if the assumptions underlying our plans prove to be correct, there can be no assurances that 360 Sports shall not incur substantial operating losses in attaining its goals. The Company's plans are based on the premise that the existing consumer demand for the Company's products and services shall continue. However, there can be no assurances that the Company business objectives shall be realized if any of the assumptions underlying its plans prove to be incorrect.

Investors should be aware that no independent market studies have been conducted by 360 Sports regarding its business plan, nor are any such studies currently planned.

26. Our CEO Has Control over Key Decision Making

Our founder and CEO, Robert Licopoli, maintains majority voting rights over the company.

As a result, Mr. Licopoli has the ability to control the outcome of matters submitted to our stockholders for approval, including the election of directors and any merger, consolidation, or sale of all or substantially all of our assets. In addition, Mr. Licopoli has the ability to control the management and affairs of our Company as a result of his position as our CEO and his ability to control the election of our directors. Additionally, in the event that Mr. Licopoli controls our Company at the time of his death, control may be transferred to a person or entity that he designates as his successor.

As a board member and officer, Mr. Licopoli owes a fiduciary duty to our stockholders and must act in good faith in a manner he reasonably believes to be in the best interests of our stockholders. As a stockholder, even a controlling stockholder, Mr. Licopoli is entitled to vote his shares in his own interests, which may not always be in the interests of our stockholders generally.

27. No Minimum Offering

Although there is no minimum number of shares that must be sold by 360 Sports in order to move forward with our plan, there can be no assurance that the Company shall raise sufficient funds in this Offering to carry out its business plan as proposed, or that the net proceeds from the initial subscriptions for Shares shall be in an amount sufficient to enable the Company to continue operations in any meaningful manner.

28. Determination of Offering Price

The offering price for the shareholders of 360 Sports as noted in this document was determined by the Company based upon a number of factors. Such price is partially based on the amount of funds sought from this Offering and the number of shares the Board is willing to issue in order to raise such funds. Accordingly, there is no relationship between the price of the Offering and the assets, earnings or book value of the Company, the market value of the Common Stock, or any other recognized criteria of value. As such, the price does not necessarily indicate the current value of the 360 Sports shares and should not be regarded as an indication of any future market price of the Company's stock.

29. Dilution

Please see Part II Item 4 regarding Dilution. Additionally, full-ratchet anti-dilution protection will be in place for the Founders stock.

30. Best Efforts Offering

The Shares are offered by 360 Sports on a "best efforts" basis. No individual, firm or corporation has agreed in advance to purchase any of the offered Shares. No assurance can be given by the Company that any or all of the Shares shall be sold.

31. No Payment of Dividends

360 Sports has never declared or paid cash dividends on its Common Stock and does not plan to pay any cash dividends with respect to its Common Stock in the foreseeable future. The Company currently intends to retain future earnings, if any, to finance the expansion of the 360 Sports' operations. As a result, the Company does not anticipate paying any cash dividends in the foreseeable future.

The 360 Sports' Board shall determine dividend policy in the future based upon, but not limited to the Company's results of operations, financial condition, contractual restrictions and other factors deemed relevant at the time. The Company intends to retain appropriate levels of its earnings, if any, to support the Company's business activities.

32. Working Capital Requirements

360 Sports intends to use the net proceeds of this offering to fund ongoing working capital needs. Management shall have broad discretion to determine how such proceeds shall be used.

33. Blue Sky Laws

Our Security Holders May Face Significant Restrictions on the Resale of Our Securities Due to State "blue sky" Laws. Each state has its own securities laws, often called "blue sky" laws, which (1) limit sales of securities to a state's residents unless the securities are registered in that state or qualify for an exemption from registration and (2) govern the reporting requirements for broker-dealers and stock brokers doing business directly or indirectly in the state. Before a security is sold in a state, there must be a registration in place to cover the transaction, or it must be exempt from registration. Also, the broker must be registered in that state. We do not know whether our securities will be registered, or exempt, under the laws of any states. A determination regarding registration will be made by the broker-dealers, if any, who agree to serve as the market-makers for our securities. There may be significant state blue sky law restrictions on the ability of investors to sell, and on purchasers to buy, our securities. Investors should consider the resale market for our securities to be limited. Security holders may be unable to resell their securities, or they may be unable to resell them without the significant expense of state registration or qualification.

Item 4. Dilution

Dilution means a reduction in value, control or earnings of the shares the investor owns.

Immediate dilution

360 Sports has awarded shares to its founders and early employees in exchange for "sweat equity", expenses or consulting services. When the Company seeks cash investments from outside investors, like you, the new investors typically pay a much larger sum for their shares than the founders or earlier investors, which means that the cash value of your stake is diluted because each share of the same type is worth the same amount, and you paid more for your shares than earlier investors did for theirs.

Future dilution

Another important way of looking at dilution is that dilution can happen due to future actions by 360 Sports. Meaning, an investor's stake in a Company could be diluted due to the Company issuing additional shares, whether as part of a capital-raising event, or issued as compensation to the Company's members, employees, or marketing partners. As a result, when a Company issues more shares, the percentage of the Company that you own will go down, even though the value of the Company may go up. This means you will own a smaller piece of a larger Company.

This increase in number of shares outstanding could result from a stock offering in any form. If 360 Sports decides to issue more shares, an investor could experience value dilution, with each share being worth less than before, and control dilution, with the total percentage an investor owns being less than before. There may also be earnings dilution, with a reduction in the amount earned per share which typically occurs when Company offers dividends.

If you are making an investment expecting to own a certain percentage of the Company or expecting each share to hold a certain amount of value, it's important to realize how the value of those shares can decrease by actions taken by the Company. Dilution can make drastic changes to the value of each share, ownership percentage, voting control, and earnings per share.

Item 5. Plan of Distribution and Selling Security holders

a) Although there are no agreements in place, the Company may engage a broker-dealer to perform certain services such as processing and accounting for investor funds and performing anti-money laundering checks on investors.

b) There have been no discounts or commissions paid to dealers, including all cash, securities, contracts or other consideration to be received by any dealer in connection with the sale of the securities.

c) There have not been any plans of distribution of any securities being issued through the selling efforts of brokers or dealers. 360 Sports intends to directly market the shares in this offering both through Online and offline means. Online marketing may take the form of contacting potential investors through phone calls, attending networking events, social media and opt-in newsletter email lists.

d) No securities are being sold for the account of security holders; all net proceeds of this offering will go to the Company.

e) In the event that it takes some time for the Company to raise funds in this offering, the Company will rely on income from sales of products and services as mentioned in Part II Item 7. It has only a limited amount of cash on hand. There are no plans to return funds to subscribers.

f) Since there are no underwriters or there will not be a material delay in the payment of the proceeds of the offering by the issuer.

g) There are not any arrangement to (1) limit or restrict the sale of other securities of the same class as those to be offered for the period of distribution, (2) stabilize the market for any of the securities to be offered, or (3) withhold commissions, or otherwise to hold each underwriter or dealer responsible for the distribution of its participation.

h) There are no underwriters for this offering; therefore, there are not any underwriters that intend to confirm sales to any accounts over which it exercises discretionary authority and include an estimate of the amount of securities so intended to be confirmed.

i) The Company is open to offering its securities in all states.

Item 6. Use of proceeds to issuer

360 Sports' principle purposes for the net proceeds from the securities offered are intended to be used to scale our business model as described in Part II Item 7.

We have allocated the use of proceeds for the specific purposes described in the Table below, Use of Proceeds Summary.

1. 25% of the proceeds are designated to form strategic partners with Adrian Peterson in order to launch, manage and scale his portfolio company as refered to in Item 7 - Description of Business.

2. 25% of the proceeds are designated towards launching Unitas Entertainment Group, Inc. and producing the official full featured film about the early years of NFL legend, Johnny Unitas as mentioned in Item 7 - Description of Business.

3. 25% of the proceeds are planned to be used to purchase real estate investment property to be used as a corporate housing and meeting space headquartered in New York City.

4. 12.5% of the proceeds are designated to form strategic partners with Evander Kane in order to launch, manage and scale his portfolio company as refered to in Item 7 - Description of Business.

5. 12.5% of the proceeds shall be held in reserve where the yield shall be designated to cover the taxes and maintenance fees of the corporate housing for staff and guests as well as carry out the business of 360 Sports, Inc, such as reaching first round professional rookie prospects in professional sports including but not limited to the NFL, MLB, NBA, NHL and MLS.

360 Sports does not anticipate any material changes in the use of proceeds as described in the Table below if all the securities offered in this proposed offering statement are qualified but not sold.

The use of proceeds and plan of operation referred to in Part II Item 9(c) are consistent with each other.

There are no other material amounts of other funds to be used in conjunction with the proceeds.

No proceeds are to be used to discharge indebtedness on behalf of the Company.

No amount of the proceeds are currently assigned to acquire assets outside of the ordinary course of business; however, asset acquisition is planned as part of our growth strategy. If we acquire assets in the future, we may use a material amount of the proceeds for the acquisition.

Although 360 Sports does not currently plan to change the allocation of the Use of Proceeds as described in this table below, we reserve the right to change the Use of Proceeds as needed.

Table: Use of Proceeds

Item	Allocation
Launch of the Adrian Peterson Group, Inc.	$5,000,000
Launch of Unitas Entertainment, Inc.	$5,000,000
Corporate Office and Apartment	$5,000,000
Launch of the Evander Kane Group	$2,500,000
Business Operations	$2,500,000
$20,000,000

Item 7. Description of Business

Narrative Description of Business

360 Sports, Inc. is an emerging growth company formed for the purpose of supporting athletes with the wide range of challenges they face during the various stages of their development. 360 Sports, Inc. will aim to help athletes at every level of development, including their careers following retirement from professional sports, by offering a broad spectrum of products and services.

The Problem

Since incorporation, 360 Sports, Inc. has been focused on building out a sports tech platform where youth and amateur athletes can communicate with active and retired professional athletes in order to promote physical activity and build self-confidence.

Unfortunately, we have learned that many active and retired professional athletes have their problems as well. There is a consistent trend where active and retired athletes continue to go broke within 3 years after they retire. Because of this, many athletes are not mentally and physically available to help youth and amateur athletes. Factors contributing to financial distress for athletes include:

  -Athletes are not taught financial education in high school or college
  -Athletes are often abandoned professionally and personally when their funds are exhausted
  -Athletes tend to lose their sense of self-worth and relevancy leading to mental and physical decline

In order to be leaders of change, 360 Sports, Inc. must offer athletes something vastly different than anything seen before today.

Solution: 360 Sports Tech Platform

Our team has developed a business method where we can offer family-office style back-office solution for athletes. Our current sports tech platform has been in development for the past 3 years. A cash infusion from the capital raised through our most recent SEC Registration can help speed up the process of completing our platform.

The prototype sports tech platform (Platform) is accessible in the form of a web and/or mobile app and can be downloaded at 360sportsapp.com. The Platform is a system where active and retired professional athletes can earn revenue from in-app sales of products and services. There is an inherent marketplace built within the app.

Marketing Plan

Customer exposure takes place when athletes offer or seek free coaching and/or sports technique training. We feel that the freemium service can attract athlete's friends and family members as customers for the products sold within the platform.

The platform is not limited to just pro athletes, it can also be used as a fundraising tool for youth and amateur athletes as well. The platform offers various professional products and services including online education, insurance referrals and sports travel. All active products can be seen in the footer section of 360SportsApp.com as well as any of the various company website links located in the footer section of the website.

An additional benefit of the platform may be that the interaction between professional and amateur athletes offers a compelling reason for youth to go outside and play again. We also feel the interaction may help combat the increasing number of cases of teens who experience anxiety and depression.

Once financially stable, the professional athletes can not only be a sports technique mentor to the youth and amateur athletes - they can be a business mentor as well. Our platform has the necessary tools already built in and is structured to be able to provide professional athletes with one centralized management system.

Recently we have entered joint venture (JV) partnerships with active and retired professional athletes where we provide a family-office style back-office solution for the athlete. Although in prototype phase, it is being well received by the athletes. Business activities can be seen by visiting the various websites in the links listed in the history section below.

History

360 Sports, Inc. is the vision of the CEO, Robert F. Licopoli. His vision is the culmination of his passion for sports as a player, coach, and fan, his experience running sports related organizations and businesses, and his career in real estate development.

360 Sports. Inc. was originally formed by rolling up 360 Sports Events and 360 Agency, LLC. Our history consists of the establishment and management of the most successful adult amateur football league in the United States.

The revised business method is a transition from our past method of business. Our past method has been to create sports events, charge attendance and participation fees and then sell many of the products and services the attendees may consume. Products include ticket sales, travel, sponsorships, rings and apparel. The principal market has and continues to be adult amateur athletes. The method of marketing has been to conduct email and online marketing campaigns through several web and social media sites. Active events can be seen at 360sportsevents.com.

The method of product distribution takes place after an online sale, where payments have primarily been accepted through PayPal. The products have been distributed at the time of purchase or delivered at the respective event such as at AllAmericanBowl.com, a website owned and operated by 360 Sports, Inc.

TIMELINE

1999: NAFL (currently known as 360 Sports Leagues)

In 1999, the North American Football League (NAFL) was created and launched by the 360 Sports Inc. founders, Robert Licopoli and Christopher Harrington. The 12 years of experience managing and growing the NAFL provided an opportunity for the founders to develop a feasible amateur league model. Ultimately, the NAFL was sold in 2010.

2005: NAFL Acquisition of the Mid America Football League

In 2005, the NAFL acquired the Mid America Football League (MAFL), as well as several other regional leagues to scale the NAFL from 80 teams to over 120. 360 Sports, Inc. cofounder, Terry Sullivan owned the MAFL and with this merger, Mr. Sullivan helped form 360 Sports Events and began his professional relationship with Robert Licopoli.

2007: 360 Sports Management, Inc.

360 Sports Management, Inc was formed as a Florida based C Corporation and entered into an acquisition agreement by MP Acquisitions. MP acquisitions changed its name to 360 Sports Management, Inc. Due to changes in Securities law, the board decided to dissolve 360 Sports Management, Inc. because it was formed by reverse merger. MP Acquisitions was a non-trading non public shell and only had 18 shareholders; however, the shareholders agreed that carrying the stigma of a shell wasn't feasible.

2010: 360 Sports Events

In 2010, Mr. Licopoli sold the NAFL to a group interested in converting it into a professional football league, and relocated from Minnesota back to New York City where he resumed his career in construction risk management full time. Over the years, Mr. Licopoli and Mr. Sullivan successfully maintained their business relationship where Licopoli maintained the website and mobile technology for 360 Sports Events and Mr. Sullivan was responsible for overseeing and managing most of the day-to-day operations. 360 Sports Events was rolled up into 360 Sports, Inc. in 2016.

2012: 360 Sports Agency

In 2012, 360 Sports Agency was formed by Mr. Licopoli for the purpose of providing sports related products and services to athletes and organizations. The business model involved 360 Sports Agency as a broker for selling the products and services of vendors to consumers with standard distributor, manufacturer, and affiliate agreements. The goal of 360 Sports Agency was to establish a local presence in each viable sports market throughout the United States. 360 Sports Agency has been rolled up into 360 Sports, Inc.

2016 to 2018: Regulation A+ Tier 1 SEC qualification

In 2016 360 Sports, Inc. was one of the first companies qualified by the SEC under Title IV of the JOBS act as a Regulation A Tier 1 company. The company extended it's registration for several year, ultimately filing a Form 1Z in 2018

2017: 2019: Completed the build out of several 360 Sports Tech Platforms

Ad Tech:

-360SportsNews.com
Completed the Media Tech platform where we manage centralized social media and newsletters at 360Sportsnews.com

Ed Tech:

-360sportsuniversity.com
B2C marketplace where athletes can take online classes in various fields of study

Event Tech:

360SportsEvents.com, 360SportsLeagues.com, 360SportsTravel.com
B2C marketplace where athletes can sign up or create their own events and book travel

Fin Tech:

360sportsadvisors.com, 360SportsInsurance.com, 360SportsRealEstate.com
B2B and B2C marketplaces where athletes can engage in partnerships and financial related services

Health Tech:

360sportsnutrition.com
B2C marketplace where athletes can purchase nutrition products

Sports Tech:

Pro Athlete Business Partnerships:

      Adrian Peterson at AdrianPetersongroup.com
      Evander Kane at Evanderkane.360sports.us
      Jeff Graham, 11-year NFL veteran - 360SportsApp.com/jeffgraham
      Unitas Entertainment Unitas.360SportsAgency.com

Sports Apparel:

360sportsapparel.com
B2C marketplace where athletes and organizations can purchase team uniforms, licensed sports apparel and custom sportswear

2019: Qualified as a Transfer Agent

360 Sports submitted Form TA-1 and received qualification as a transfer agent on March 29, 2019. 360 Sports, Inc intends to act as a transfer agent solely for its own securities, as well as the securities of affiliates.

Distinctive or Special Characteristics of 360 Sports' Operations or Industry

Distinctive or special characteristics of 360 Sports' industry that we believe are reasonably likely to have a material impact on our future financial performance involves the cultural shift towards engaging and promoting athletes of both genders to play sports, greater audience reach for sports as a result of the expanding use of technology and social media, and the increasing awareness and concern regarding sports related injuries.

We believe the interest in sports, at all levels, in the United States is increasing at a steady rate and as a result will create a favorable impact on the entire sports industry, including our business. We also believe that a significant contributing factor to the current increasing interest is that for the first time in history, sports are, or are becoming more open to both female and male athletes. As a result, we anticipate that broader participation in sports at all levels by female and male athletes, a very contemporary and distinctive shift that we believe is long overdue, will increase the need for sports teams, and all sports related businesses such as 360 Sports.

We believe an additional contributing factor to the increasing interest in sports is that its audience, i.e. fans, is growing, and doing so with a broader and more diverse demographic as a result of information technology and social media. Consequently, we believe this will have a favorable impact on our business because it will facilitate audience and fan engagement and increase the demand for our leagues, products and services.

Sports related injuries is a factor that is unique to our industry and may impact our business unfavorably. As explained in the Risk Factors section, we plan to develop practices and strategies to decrease the risk of harm for athletes, as well as meet all applicable state and federal guidelines. Additionally, we intend to require all 360 Sports' leadership and personnel involved at the player level to attend training regarding safety, injury prevention practices, current evidence, and basic medical assessment and care.

Pro Forma

Currently, 360 Sports, Inc. generates an average of $125 per registered user each year on the 360Sportsevents.com platform. We feel that by shifting our business model and focus on delivering our products and services through the back-office business partnerships with professional athletes we can increase our sales exponentially. The current social media reach of our past and present athletes is in the tens of millions of followers.

By maintaining an average sale of $125 per social media follower, we can justify 1.25 billion dollars in annual sales once we reach out target of 10 million users by 2024. We feel we can increase the rate of customer attraction by raising capital through this public offering.

Item 8. Description of Property

The Company owns no real property. With the proceeds from this Offering, the Company intends to procure appropriate office space and corporate housing as discussed in our section entitled "Use of Proceeds."

Item 9. Management's Discussion and Analysis of Financial Condition

Overview

An overview of the Company can be found in Item 7 Description of Business. As previously stated, all information throughout this Proposed Offering Statement, as well as this discussion and analysis, contain forward-looking statements that involve risks, uncertainties and assumptions.

The Company's actual results and timing may differ from those anticipated in these forward-looking statements and planning as a result of many factors, including those discussed under "Risk Factors" and other Items within this Proposed Offering Statement.

The following discussion and analysis of the financial condition and results of operations of 360 Sports, Inc. should be read in conjunction with the Company's consolidated financial statements. In order to avoid repetitive information, it is important to keep in mind that 360 Sports Events and 360 Agecny, LLC were rolled up into 360 Sports, Inc. as described in the history section.

(a) Operating Results

360 Sports, Inc. is a Developmental Stage Company with Limited Operating History

360 Sports, Inc. was formed as a Delaware C Corporation in September of 2015. Accordingly, the Company has only a limited history upon which an evaluation of its prospects and future performance can be made. The Company's proposed operations for 360 Sports, Inc. are subject to all business risks associated with growth state companies. The likelihood of the Company's success must be considered in light of the problems, expenses, difficulties, complications, and delays frequently encountered in connection with the expansion of a business, and the continued development of the business method. There can be no assurances that 360 Sports, Inc. will operate profitably.

The revenue of 360 Sports, Inc. described in Section F/S of this Proposed Offering Statement, the Consolidated Financial Statements, is based upon its two new subsidiaries, 360 Sports Events, and 360 Sports Agency. The amount of revenue for 360 Sports Events is based upon the revenue of 360 Sports Events and has a higher percentage consistently for the past 3 years, than 360 Sports Agency, LLC. There have been no unusual or infrequent events, or transactions, or new developments, materially affecting the income of 360 Sports Events from its operations. The historic revenue of 360 Sports Agency, LLC is nominal and does not materially impact the revenue of 360 Sports, Inc.

There has been no other significant component of revenue or expense, specifically related to the operations of 360 Sports, Inc. and its subsidiaries. Therefore, there are no significant material changes in its net sales or revenues.

(b) Liquidity and Capital Resources

360 Sports, Inc. is not liquid. The capital resources required by the 360 Sports, Inc. subsidiary, i.e. 360 Sports Leagues and events to manage events are managed without incurring any uncompensated costs and minimal profit. Therefore, the Company does not have any debt and only a minimal amount of capital. The revenue that is generated from sports events comes from athlete participation fees, sponsorships, affiliate and travel based sales commissions. The Company does not have any material deficiency in liquidity.

360 Sports, Inc. and its subsidiaries do not have any current commitments for capital expenditures and have no commitments for capital expenditures as of the end of the latest fiscal year and any subsequent interim period.

(c) Plan of Operations

In our opinion, the proceeds from this proposed offering will satisfy our cash requirements and put us in a position to grow our business in accordance to our business plan. Please see the Use of Proceeds, Part II Item 6, for the commencement for this proposed offering. Additionally, the Use of proceeds section describes our plan of operations following commencement of this proposed offering.

(d) Trend information

The trends projected for 360 Sports, Inc. for production, sales and inventory are consistent with the operating history of 360 Sports Events which has been rolled into 360 Sports, Inc., as well as 360 Sports Agency, LLC.

The state of the order book, costs, and selling prices for the products and services sold since the latest financial year are up to date and accurate with the financial information contained within this Proposed Offering Statement.

Please see the Risk Factors section in Part II, Item 3 of this Proposed Offering Circular for a description of the current and future known trends, uncertainties, demands, commitments or events that are reasonably likely to have a material effect on 360 Sports' net sales, revenues, income from continuing operations, profitability, liquidity, capital resources that would cause our reported financial information to not necessarily be indicative of future operating results or financial condition.

Item 10. Directors, Executive Officers and Significant Employees

The following table lists the current Directors, Officers and Significant Employees. This list will grow post capitalization. Our plan is to add a full time Chief Financial Officer, Full time Chief Technology Officer and other top-level positions that will help the company grow.

Name	Position	Age	Start Date	Hours per week
Robert Licopoli	CEO	51	2015	40
Chris Harrington	COO	50	2015	40
Lauren Sicard	CLO	54	2015	40
Rudy Wyland	CFO	53	2018	40
Ed Keidat	CTO	51	2017	40
Terry Sullivan	Director, Sports Events	62	2015	40
Vaughn Richmond	Director of Finance	50	2017	40
Dan Healy	Director, RE Development	45	2017	40

Board of Directors

Our Board of Directors is currently comprised of director, Robert F. Licopoli. Additional seats are available for athlete entrepreneurs and institutional investors if interested. In order to qualify for a seat on the board an athlete must have proven experience by successfully starting and operating a business that generates $100 million or more in annual revenue. Institutional investors must agree to our mission of "Athletes First". This method has been tested by interviewing institutional investors and asking what their community outreach they currently engage in and if interested in 360 are required to submit a community outreach program on behalf of the Company. A seat is available for an independent auditor as well.

Executive Officers

Robert F. Licopoli

Chief Executive Officer

As Chief Executive Officer, Robert F. Licopoli is responsible for representing the best interests of 360 Sports' stakeholders, i.e. its athlete members and other service consumers, athlete advisors, products, regulators, and investors. He will create and implement strategies to grow the business and brand by developing business relationships and alliances, pursuing corporate opportunities, as well as assisting with oversight and management of the day-to-day operations.

Mr. Licopoli has over 25 years of risk management, insurance, litigation, and compliance experience and is proven in the industry. His client base includes top real estate developers, construction managers and insurance brokerages.

Mr. Licopoli's success with launching and leading the NAFL, as well as his years of commitment to sports as a player, coach, and entrepreneur was recognized in 2005 when he was named as Man of the Year by the National Football Events organization. Licopoli was inducted into the Minor League Football Hall of Fame in the category of Sports Business in 2006.

As described in the Description of Business section, in 1999, Mr. Licopoli started the NAFL with Dr. Harrington, and successfully developed it with the assistance of Mr. Sullivan until 2010 when it was sold. Subsequently, Mr. Licopoli established 360 Sports Events with Mr. Sullivan, which is one of the entities rolled up into 360 Sports, Inc.; and 360 Sports Management, Inc., a Florida C corporation which does not have the same business structure, history, or capabilities as 360 Sports, Inc. In 2012, Mr. Licopoli formed 360 Agency, LLC, the second entity which has been rolled up into 360 Sports, Inc.

Christopher Harrington, Ed. D.

Chief Operations Officer

Dr. Christopher Harrington is responsible for the Company's operational infrastructure and ensuring it is efficient, financially feasible, and legally compliant. This includes, but is not limited to overseeing and directing its day-to-day activities so that systems, processes, and personnel are consistently aligned in their efforts to achieve the mission and goals of 360 Sports.

Dr. Harrington is an executive who is experienced with leading the development and growth of start-up companies. In 1999, he worked with Mr. Licopoli to launch the NAFL. Then in 2013, he founded, and is the President of the eLearn Institute, Inc., a 501(c)(3) nonprofit corporation. Additionally, Dr. Harrington is the Chief Executive Officer of Harrington Education Associates, LLC, a corporation he established in 2012. He has served as an advisor to dozens of school districts across the nation regarding strategies for the design and implementation of blended and Online learning programs, including the nationally recognized Quakertown Community School District for which he was the Director of Virtual Education Services.

Dr. Harrington's has more than 25 years of professional experience as both a teacher and an administrator in the Pennsylvania public school system. His career required him to create and oversee the implementation of successful systems and processes in an inherently challenging environment. Additionally, Dr. Harrington was an adjunct professor for Immaculata University and Kutztown University where he taught technology leadership, instructional technology integration, and network infrastructure courses.

Dr. Harrington has worked on local, regional, and national committees with iNACOL (Merged with Aurora Institute), and various other education-based organizations aimed at transforming education through the use of technology. Additionally, Dr. Harrington assists the Colorado Department of Education with the review of virtual school applications.

Dr. Harrington earned a Doctorate in Educational Leadership from Immaculata University, and holds a master's degree in Instructional Technology, a Bachelor of Science degree in Education, an Assistant Superintendent's Letter of Eligibility, a K12 Principal Certificate, and an Instructional Technology Specialist Certificate.

Dr. Harrington also earned CETL certification from the Consortium for School Networking (CoSN). Certified Education Technology Leader (CETL) certification is awarded to K-12 education technology leaders who demonstrate mastery in the knowledge and skills needed to define the vision for and successfully build 21st century learning environments in school districts.

Lauren E. Sicard, R.N., M.S.N., Esq.

Chief Legal Officer

Lauren E. Sicard, R.N., M.S.N., Esq. is responsible for helping 360 Sports minimize its legal risks by advising the Company's senior leadership team on the legal and regulatory issues, as well as litigation risks, associated with conducting its business. Additionally, Ms. Sicard is responsible for oversight of claims and regulatory matters which require referral to attorneys with the requisite legal expertise.

Ms. Sicard is an experienced legal and clinical risk management professional who works with healthcare organizations in the New York City metropolitan area. Ms. Sicard's experience includes managing the claims, contracts, and regulatory compliance for a variety of organizations, as well as their staff and healthcare providers. Additionally, Ms. Sicard develops risk management and patient safety initiatives designed to prevent harm based on the lessons which can be learned from professional and general liability claims. Additionally, Ms. Sicard has taught as an Adjunct Professor at New York University, College of Nursing, as well as several healthcare organizations.

Prior to moving to New York, Ms. Sicard resided in New England where she worked for approximately 15 years as a Registered Nurse at the Brigham & Women's Hospital in Boston. Ms. Sicard earned a BS in Nursing from Florida State University, a MSN in education from the University of Massachusetts, a MFA in creative writing from Boston University, and a JD from Suffolk University Law School. Ms. Sicard is admitted to practice law in New York and Massachusetts.

Rudy Wyland

Rudy L Wyland is an IRS registered tax preparer in West Mclean, Virginia. Rudy L Wyland is associated with Wyland Tax & Accounting, LLC (Wylandtax.com). Rudy is experienced in all aspects of venture capital including on the investment side as well as fundraising.

Ed Keidat

Ed Keidat has been in involved with internet development for 20 years. His experience includes web/database programming, design and content creation, skills developed while creating over 200 unique Web sites as an independent consultant. His expertise also includes conceptualization and development of unique web-based surveys and quizzes for Conde Naste, owner of the online versions of Glamour, GQ, Vogue and Epicurious Food. Ed has also served as Director of User Interface at VerticalNet.com, a leading creator of vertical trade communities.

In 1998 Ed created CoolQuiz.com which for many years was the largest trivia site on the internet. The site was visited by millions of users and was ultimately acquired by FOX Interactive in 2003.

In 2004, Ed founded and built Gimmees.com a leading online seller of custom imprinted promotional products. Gimmees.com was the named the fastest growing distributor in 2007 by the Advertising Specialty Institute (ASI), the largest media and marketing organization in the advertising specialty industry.

Ed attended Temple University and Holy Family College in Philadelphia, PA.

Significant Employees

Terry Sullivan

Director of 360 Sports Leagues and Events

Terry Sullivan's responsibilities as Vice President of Sports Leagues and Events is to oversee and manage the 360 Sports branded leagues and events.

Mr. Sullivan is an experienced director of sports leagues, athletic event planning, and sports entrepreneurship. He has many years of high-level executive experience with operations, marketing, developing, and coordinating the logistics required for managing sports leagues successfully. Mr. Sullivan currently oversees the Company, 360 Sports and Events located in Eden Prairie, Minnesota. He is a founder of the All-American Bowl, All American Eagles, USA Bowl, Women's Professional Football League and Preferred Image Sportswear.

Vaughn Richmond

Vaughn has an extensive background in finance starting with Morgan Stanley. Vaughn has more than 20 years experience in Real Estate Development, Strategic Planning, Business Development, Management Consulting, and Business Strategy. Vaughn attended Long Island University where he earned a bachelor's degree in Finance.

Dan Healy

Mr. Healy is responsible for overseeing all development and construction activities including assistance in the identification of and technical support for acquisitions, entitlements and approvals, administration procedures, and management of civic relations.

Mr. Healy has over 20 years of experience in commercial construction, real estate development, and asset management; in which, Mr. Healy has held a variety of field, operational, and managerial positions. He began his professional career with Skanska USA Building by learning all aspects of the commercial construction industry and working in positions of Project Engineer, Senior Project Engineer, Project Manager and Superintendent. While at Skanska, Mr. Healy was involved with pre-construction / conceptual construction efforts that helped lead Skanska to the award of the MetLife Stadium in Rutherford NJ. Lending to his diverse background were subsequent leadership positions with Rockefeller Group Development Corporation, Avison Young Project Management USA, LLC, Cushman & Wakefield of Texas, and Medistar Development Corporation.

At Rockefeller, Mr. Healy was the Regional Director of Design and Construction, in which he was responsible for the groups day to day operations, conceptual planning and building design, lease work letter negotiations, entitlements, approvals, and hiring and managing consultants and contractors for the national development portfolio. At Rockefeller, Mr. Healy was on the team which studied reclaiming brownfield sites for future mixed use projects which included sports and recreation facilities. Also at Rockefeller, Mr. Healy was involved in acquisitions, repositioning, and disposition of real estate assets nationwide.

More recently Mr. Healy served as Vice President - Development & Acquisitions for Medistar Development Corporation. In this capacity, Mr. Healy was responsible for several large scale mixed use green field development projects in the Texas market. Master planning of these projects included sports complexes, retail, live entertainment, restaurants, and a boardwalk district that required significant civic support.

Sports Related Construction Experience:

· Met Life Stadium, Rutherford, NJ

· NY Jets Headquarters and Training Facility, Florham Park, NJ

· Rutgers Stadium, Piscataway, NJ

· Sports Complex Development Over Brownfield Sites - Feasibility, numerous locations, NJ

Item 11. Compensation of Directors and Executive Officers

360 Sports, Inc. has not yet paid or agreed to pay its officers or directors. Currently, Mr. Sullivan is compensated on commission of sales generated by activities within 360 Sports Events business.

In the future the Company will have to pay its officers, directors and other employees, which will impact the Company's financial condition, as detailed in the "Use of Proceeds."

The Company may choose to establish an equity compensation plan for its management and other employees in the future.

Item 12. Security Ownership of Management and Certain Security holders

Title of Class	Name and address of owner	Amount of beneficial ownership	Amount Acquirable	Percent of Class
Common B	Robert Licopoli	26,000,000	N/A	100%

Shares are common B, where each share carries 10 votes per share.

Item 13. Interest of Management and Others in Certain Transactions

There have not be any transactions, or any currently proposed transactions, during the last two completed fiscal years and the current fiscal year, to which 360 Sports, Inc. or any of our subsidiaries was, or is, to be a participant in an amount that exceeds $50,000.

This Offering Statement was not prepared, or certified in any part, by an expert employed for such purpose on a contingent basis, or at the time of such preparation or certification, or at any time thereafter; or had a material interest in the issuer, or any of its parents or subsidiaries, or was connected with the issuer or any of its subsidiaries as a promoter, underwriter, voting trustee, director, officer or employee, describe the nature of such contingent basis, interest or connection.

Item 14. Securities Being Offered

a. The shares being offered to investors are Series A Voting Shares. The rights of holders in the Series A Voting Stock are different from the rights of the holders of the Company's Series B common stock.

1. Description of stock:

i. There are no planned dividend rights.

ii. Common A shares carry one vote per share

iii. There are no special liquidation rights

iv. There are no preemptive rights

v. There are no special conversion rights

vi. There are no special redemption provisions

vii. There are no special sinking fund provisions

viii. There are no liability to further calls or to assessment by 360 Sports

ix. There are not any classification of the Board of Directors or assigned

x. There are no special restrictions currently in place

xi. There are no provisions discriminating against any existing or prospective holder of such securities as a result of such securities holder owning a substantial amount of securities, and,

xii. There are not any rights of holders that may be modified otherwise than by a vote of a majority or more of the shares outstanding, voting as a class

2. Please see Section II Item 3 Risk Factors for potential liabilities imposed on Security holders

3. There is no preferred stock to be offered nor is there any preferred stock outstanding.

b. There are no debt securities being offered.

c. There are no securities described to be offered pursuant to warrants, rights or convertible securities.

d. There are no other kinds of securities being offered.

PART F/S

Financial Statements

The Interim financial statements were prepared by the 360 Sports, Inc. bookkeeper and exported using QuickBooks Online. We recognize that, until the Financial Statements are prepared by a CPA experienced in GAAP and SEC accounting, adjustments may be necessary; however, it is the opinion of the management of 360 Sports, Inc. that any adjustments will be non-material. Management has concluded the Interim Financial Statements, including the Interim Income Statements described below, are non-misleading.

360 SPORTS, INC.
INCOME STATEMENTS AND STATEMENTS OF CHANGES IN SHARHOLDERS' EQUITY
FOR THE SIX MONTHS ENDED SEPTEMBER 30 2019 AND 2018

	2019	2018

REVENUES
Commissions and revenues	$112,894	$257,048
Interest and dividends	218	59
	$113,112	$257,107

EXPENSES
General and administrative	$146,583	$283,981
Marketing and promotional	41,909	-
TOTAL EXPENSES	$188,492	$283,981

NET INCOME (LOSS)	$(75,380)	$(26,874)

SHAREHOLDERS' EQUITY AT
BEGINNING OF PERIOD	$(9,605)	$ -

NET INCOME OR LOSS	(75,380)	(26,874)

CUMULATIVE SHAREHOLDER INVESTMENTS	22,731	17,269

SHAREHOLDERS' EQUITY AT
END OF PERIOD	$(62,254)	$ (9,605)
360 SPORTS, INC.
STATEMENTS OF CASH FLOWS
AS OF THE SIX MONTHS ENDED SEPTEMBER 30 2019 AND 2018

	2019	2018

CASH FLOWS FROM OPERATING ACTIVITIES:
Net income (loss)	$ (75,380)	$ (26,874)

Net cash provided by operating activities	$ (75,380)	$ (26,874)

CASH FLOWS FROM FINANCING ACTIVITIES
Investment in organizational costs	$ (2,453)	$ -

CASH FLOWS FROM FINANCING ACTIVITIES
Notes payable	$ 31,626	$ 32,206

CASH FLOWS FROM INVESTING ACTIVITIES
Proceeds from shareholder investments	$ 22,731	$ 17,269

NET CHANGE IN CASH	$ (23,476)	$ 22,601

CASH AT BEGINNING OF YEAR	$ 39,870	$ -

CASH AT END OF YEAR	$ 39,125	$ 39,870
360 SPORTS, INC.
NOTES TO THE FINANCIAL STATEMENTS AS OF THE SIX MONTHS ENDED SEPTEMBER 30, 2019
Note 1 -	Summary of Significant Accounting Policies:
a.

Organization

360 Sports, Inc. was incorporated in the State of Delaware in September 2015 by combining The 360 Agency, LLC and 360 Sports Events. The 360 Agency was a single shareholder New York Limited Liability Company and 360 Sports Events was a Minnesota Sole Proprietorship. See Note 2 Related Party Transactions.

b.

Basis of Presentation

The financial statements were prepared internally by the management of 360 Sports, Inc. under the cash basis of accounting, which is not in conformity with Generally Accepted Accounting Principles. Management has designed and implemented a system of internal controls to assure shareholders and other stakeholders who rely on the financial statements that no material misstatement or omission will exist within the financial statements and that safeguards are present to protect the assets of 360 Spots, Inc.. Management assesses the internal control systems on a daily basis to determine whether any errors exists within the financial statements.

c.	Cash, Cash Equivalents and Restricted Cash Management considers all highly liquid debt instruments with original maturities of three months or less to be cash equivalents.
d.

Fair Value Measurements

Fair value is defined as the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date.
The corporation classifies its financial assets and liabilities measure at fair on a recurring basis (annually) based on a fair value hierarchy with three levels of input. Leven 1 values are based upon unadjusted quoted prices in active markets for identical securities. Level 2 values are based upon significant observable market inputs such as quoted process for similar securities and quoted process on inactive markets. Level 3 values are based upon significant unobservable inputs that reflect the Corporation's determination of assumptions that market participants might reasonably use in evaluating the securities. The valuation levels are not necessarily an indication of the risk or liquidity associated with the assets and liabilities measured at fair value.

e.

Organizational Costs

The corporation has incurred legal, registration and other costs associated with the incorporation if its business. These costs will be amortized under the straight-line method over a period of 60 months.

f.

Use of Estimates

The preparation of financial statements in the United States of America requires management to make estimates and assumptions. These estimates and assumptions affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities as the date of the financial statements and the reported amounts of revenue and expenses during the reporting period. Actual results could differ from those estimates.

g.

Comparative Financial Statements

Certain reclassifications have been made to the prior year's financial statements to enhance the compatibility with the financial statements presented as of September 30, 2019 and for the nine month period then ended. As a result, certain line items have been amended in the balance sheet, income statement and statement of changes in equity and statements of cash flow, and the related notes to the financial statements. Comparative figures have been adjusted to conform to the current period's presentation.

h.

Subsequent Events

The Company has evaluated events occurring from January 1, 2019 to September 30, 2019, the date these financial statements were available to be issued. Based upon this review, no reportable material subsequent events have been determined to have occurred which might influence the users of these financial statements.

Note 2 -

Related Party Transactions

As described in Note 1, a. Organization, 360 Sports, Inc. was incorporated in Delaware in September by combining a former New York Single-Shareholder LLC and a Minnesota Sole Proprietorship. The organizations were owned by Robert Licopoli and Terry Sullivan. Much of the assets of these organizations were combined to form 360 Sports, Inc. in exchange for common stock of 360 Sports, Inc.

A current note payable to Robert Licopoli, who is the President and CEO of 360 Sports, Inc., is recorded as a liability of the Company. The note is in exchange for goods and services of the Company that have been paid for directly by Licopoli. The note is payable upon demand and bears no interest.

PART III-EXHIBITS

Item 16. Index of Exhibits

1. Underwriting Agreement

2. Charter/Articles of Incorporation

3. Bylaws

4. Instrument Defining the Rights of Security holders

5. Subscription Agreement

6. Voting trust agreement

7. Material Contracts

8. Plan of Acquisition, reorganization, arrangement, liquidation or succession

9. Escrow Agreements

10. Letter regarding change in certifying accountant

11. Power of Attorney

12. Consents

13. Opinion Regarding Legality

14. "Testing the waters" materials

15. Appointment of agent for service of process

16. Additional exhibits

SIGNATURES

Pursuant to the requirements of Regulation A, the issuer certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form 1-A and has duly caused this offering statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, December 10, 2019.

NOTICE REGARDING AGREEMENT TO ARBITRATE

NOTICE REGARDING AGREEMENT TO ARBITRATE THIS OFFERING CIRCULAR REQUIRES THAT ALL INVESTORS ARBITRATE ANY DISPUTE ARISING OUT OF THEIR INVESTMENT IN THE PARTNERSHIP. ALL INVESTORS FURTHER AGREE THAT THE ARBITRATION WILL BE BINDING AND HELD IN THE STATE OF DELAWARE, IN THE COUNTY OF WILMINGTON. EACH INVESTOR ALSO AGREES TO WAIVE ANY RIGHTS TO A JURY TRIAL. OUT OF STATE ARBITRATION MAY FORCE AN INVESTOR TO ACCEPT A LESS FAVORABLE SETTLEMENT FOR DISPUTES. OUT OF STATE ARBITRATION MAY ALSO COST AN INVESTOR MORE TO ARBITRATE A SETTLEMENT OF A DISPUTE.

360 Sports, Inc.

By:

ROBERT F. LICOPOLI

Robert F. Licopoli

CEO

December 10, 2019

This offering statement has been signed by the following persons in the capacities and on the dates indicated.